Exhibit (e)

[Letterhead]

June 26, 2015

AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-198118) under Schedule B of FMS Wertmanagement of our report dated March 27, 2015 relating to the annual financial statements of FMS Wertmanagement, which appear in the Annual Report on Form 18-K for the fiscal year ended December 31, 2014.

Munich, Germany

June 26, 2015

PricewaterhouseCoopers

Aktiengesellschaft

Wirtschaftsprüfungsgesellschaft

/s/ Heiko Röhrig	/s/ Axel Menge
Heiko Röhrig	ppa. Axel Menge
Wirtschaftsprüfer	Wirtschaftsprüfer